CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated March 15, 2012 on the financial statements and financial highlights of Firsthand Technology Value Fund, Inc.   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders, which are included in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Firsthand Technology Value Fund, Inc.   We also consent to the references to the name of our Firm in the Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 16, 2012